UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 23, 2026
Date of Report (Date of earliest event reported)

Commission File Number of Issuing entity:	333-207567-02

Central Index Key Number of issuing entity:	0001671048

CFCRE 2016-C4 Mortgage Trust
(Exact name of issuing entity as specified in its charter)

Commission File Number of depositor:	333-207567

Central Index Key Number of depositor:	0001515166

CCRE Commercial Mortgage Securities, L.P.
(Exact name of depositor as specified in its charter)

Central Index Key Number of sponsor (if applicable):	0001558761
Cantor Commercial Real Estate Lending, L.P.
(Exact name of sponsor as specified in its charter)

Central Index Key Number of sponsor (if applicable):	0001238163
Société Générale, New York Branch
(Exact name of sponsor as specified in its charter)

Central Index Key Number of sponsor (if applicable):	0001632269
Benefit Street Partners CRE Finance LLC
(Exact name of sponsor as specified in its charter)

Christian Wall (212) 829-5417
(Name and telephone number, including area code, of the person to contact in connection with this filing)

New York
(State or other jurisdiction of incorporation or organization of the issuing entity)

81-2261823
38-4005785
(I.R.S. Employer Identification No.)

c/o U.S. Bank Trust Company, National Association
190 S. LaSalle St.
Chicago, IL
(Address of principal executive offices of issuing entity)

60603
(Zip Code)

312-332-7535
(Telephone number, including area code)

Not Applicable
(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filling obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 6.04 Failure to make a Required Distribution.

The Certificate Administrator made distributions to the Certificateholders on the January 12, 2026 Distribution Date. On January 22, 2026, the Depositor received notice from the Certificate Administrator of a payment revision to the Class A-4 Certificateholders relating to the January 12, 2026 distribution, resulting in an additional principal payment to the Class A-4 Certificateholders in an amount equal to $27,424,408.97 and were made on January 23, 2026 and resulted from funds from the liquidation of the One Commerce Plaza (Loan Number 6 on Annex A-1 of the prospectus supplement of the registrant relating to the issuing entity filed on May 18, 2016 pursuant to Rule 424(b2)) received by the Certificate Administrator from the Master Servicer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCRE Commercial Mortgage Securities, L.P.
(Depositor)

Date: January 23, 2026	By: /s/ Christian Wall
Name: Christian Wall
Title: Chief Executive Officer